SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 MEDTRONIC, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Minnesota                             41-0793183
     (State of Incorporation)         (I.R.S. Employer Identification Number)


                              710 Medtronic Parkway
                          Minneapolis, Minnesota 55432
              (Address of Principal Executive Office and Zip Code)


                                 MEDTRONIC, INC.
                              1994 STOCK AWARD PLAN
                            (Full Title of the Plan)


                               Carol E. Malkinson
                  Senior Legal Counsel and Assistant Secretary
                                 Medtronic, Inc.
                              710 Medtronic Parkway
                          Minneapolis, Minnesota 55432
                                 (763) 514-4000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

------------------------- --------------------- ----------------------- ------------------------- ----------------
Title of Securities to    Amount to be          Proposed Maximum        Proposed Maximum          Amount of
be Registered             Registered (1)        Offering Price Per      Aggregate Offering        Registration
                                                Share (2)               Price (2)                 Fee
------------------------- --------------------- ----------------------- ------------------------- ----------------
Common stock, $0.10 par   50,000,000
value (3)                 shares                $46.105                 $2,305,250,000            $576,312.50

------------------------- --------------------- ----------------------- ------------------------- ----------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on August 3, 2001.

(3) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the Registrant's Shareholder Rights Plan.


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


         The contents of the Registrant's Form S-8 Registration Statement, Registration No. 33-55329 dated September 1, 1994, and Registration No. 333-44766 dated August 29, 2000 relating to the 1994 Stock Award Plan, are incorporated herein by reference.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.

         4.1 Medtronic Restated Articles of Incorporation, as amended to date (Exhibit 3.1).(a)

         4.2      Medtronic Bylaws, as amended to date (Exhibit 3.2).(b)

         4.3 Form of Rights Agreement, dated as of October 26, 2000, between Medtronic, Inc. and Wells Fargo Bank Minnesota, National Association, including as: Exhibit A, thereto the form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Shares of Medtronic, Inc.; and Exhibit B, the form of Preferred Stock Purchase Right Certificate (Exhibit 4.1).(c)

         5 Opinion of counsel as to the legality of securities being registered.

         23.1     Consent of counsel (contained in Exhibit 5).

         23.2     Consent of PricewaterhouseCoopers LLP

         24       Power of Attorney

         99 Medtronic, Inc. 1994 Stock Award Plan (Amended and Restated as of April 30, 2000) (Exhibit 10.1).(d)

------------------

(a) Incorporated by reference to the cited exhibit in Medtronic's Annual Report on Form 10-K for the fiscal year ended April 27, 2001, filed with the Commission on July 26, 2001.
(b) Incorporated by reference to the cited exhibit in Medtronic's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, filed with the Commission on July 24, 1996.
(c) Incorporated by reference to the cited exhibit in Medtronic's Report on Form 8-A, filed with the Commission on November 3, 2000.
(d) Incorporated by reference to the cited exhibit in Medtronic's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 21, 2000.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on August 1, 2001.

                                       MEDTRONIC, INC.

                                       By:   /s/ Arthur D. Collins
                                             ---------------------------------
                                             Arthur D. Collins, Jr.
                                             President and
                                             Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Dated: August 1, 2001                  By:   /s/ Arthur D. Collins
                                             ---------------------------------
                                             Arthur D. Collins, Jr.
                                             President and
                                             Chief Executive Officer



Dated: August 1, 2001                   By:  /s/ Robert L. Ryan
                                             ---------------------------------
                                             Robert L. Ryan
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (Principal Financial and Accounting
                                             Officer)


Michael R. Bonsignore*
William R. Brody, M.D., Ph.D.*
Paul W. Chellgren*
Arthur D. Collins, Jr.*
William W. George*                           Directors
Antonio M. Gotto, Jr., M.D., D. Phil.*
Bernadine P. Healy, M.D.*
Glen D. Nelson, M.D.*
Denise M. O'Leary*
Jean-Pierre Rosso*
Jack W. Schuler*
Gordon M. Sprenger*


         *David J. Scott, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the registrant pursuant to powers of attorney duly executed by such persons.


Dated: August 1, 2001                   By:  /s/ David J. Scott
                                             ---------------------------------
                                             David J. Scott
                                             Attorney-In-Fact


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


                                 MEDTRONIC, INC.

                         Form S-8 Registration Statement

                                  EXHIBIT INDEX


         Exhibit
         Number                     Exhibit Description
         ------                     -------------------

         4.1 Medtronic Restated Articles of Incorporation, as amended to date (Exhibit 3.1).(a)

         4.2      Medtronic Bylaws, as amended to date (Exhibit 3.2).(b)

         4.3 Form of Rights Agreement, dated as of October 26, 2000, between Medtronic, Inc. and Wells Fargo Bank Minnesota, National Association, including as: Exhibit A, thereto the form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Shares of Medtronic, Inc.; and Exhibit B, the form of Preferred Stock Purchase Right Certificate (Exhibit 4.1).(c)

         5 Opinion of counsel as to the legality of securities being registered.

         23.1     Consent of counsel (contained in Exhibit 5).

         23.2     Consent of PricewaterhouseCoopers LLP

         24       Power of Attorney

         99 Medtronic, Inc. 1994 Stock Award Plan (Amended and Restated as of April 30, 2000) (Exhibit 10.1).(d)

------------------

(a) Incorporated by reference to the cited exhibit in Medtronic's Annual Report on Form 10-K for the fiscal year ended April 27, 2001, filed with the Commission on July 26, 2001.
(b) Incorporated by reference to the cited exhibit in Medtronic's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, filed with the Commission on July 24, 1996.
(c) Incorporated by reference to the cited exhibit in Medtronic's Report on Form 8-A, filed with the Commission on November 3, 2000.
(d) Incorporated by reference to the cited exhibit in Medtronic's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 21, 2000.


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